One North Central Avenue ▪ Phoenix, AZ 85004	Financial Contacts:		Media Contact:
	Kathleen L. Quirk (504) 582-4195	David P. Joint (504) 582-4203	William L. Collier (504) 582-1750

Freeport-McMoRan Copper & Gold Inc. Reports
Second-Quarter and Six-Month 2009 Results

▪
Net income attributable to common stock for second-quarter 2009 was $588 million, $1.38 per share, compared with $947 million, $2.25 per share, for second-quarter 2008.  Net income attributable to common stock for the first six months of 2009 was $631 million, $1.54 per share, compared with $2.1 billion, $4.89 per share, for the first six months of 2008.

▪
Consolidated sales from mines for second-quarter 2009 totaled 1.1 billion pounds of copper, 837 thousand ounces of gold and 16 million pounds of molybdenum, compared with 942 million pounds of copper, 265 thousand ounces of gold and 20 million pounds of molybdenum for second-quarter 2008.

▪
Consolidated sales from mines are expected to approximate 3.9 billion pounds of copper, 2.4 million ounces of gold and 56 million pounds of molybdenum for the year 2009, including 910 million pounds of copper, 550 thousand ounces of gold and 15 million pounds of molybdenum for third-quarter 2009.

▪
Consolidated unit net cash costs (net of by-product credits) averaged $0.43 per pound for second-quarter 2009 compared with $1.25 per pound in the second quarter of 2008.  Assuming average prices of $900 per ounce for gold and $8 per pound for molybdenum for the second half of 2009, consolidated unit net cash costs are estimated to average approximately $0.70 per pound for the year 2009.

▪
Operating cash flows totaled $1.2 billion for second-quarter 2009 and $896 million for the first six months of 2009, net of $973 million in working capital uses (principally related to customer settlements on provisionally priced prior year copper sales).  Using estimated sales volumes and assuming average prices of $2.25 per pound for copper, $900 per ounce for gold and $8 per pound for molybdenum for the second half of 2009, operating cash flows for the year 2009 are expected to approximate $3.0 billion, net of $0.5 billion in working capital requirements.

▪
Capital expenditures totaled $375 million for second-quarter 2009 and $894 million for the first six months of 2009.  Capital spending is expected to decline in the second half of 2009, reflecting the substantial completion of the Tenke Fungurume project.  FCX currently expects capital expenditures to approximate $1.4 billion for the year 2009, including sustaining capital of $0.6 billion and $0.8 billion for major projects.

▪
Construction activities for the Tenke Fungurume project are substantially complete.  Copper production commenced in March 2009 and 26 million pounds of copper cathode were sold during the second quarter.  Commissioning of the cobalt circuit began during the second quarter.  FCX expects to ramp up to full annual capacity approximating 250 million pounds of copper and 18 million pounds of cobalt in the second half of 2009.

▪	Total debt approximated $7.2 billion and consolidated cash was $1.3 billion at June 30, 2009.

PHOENIX, AZ, July 21, 2009 – Freeport-McMoRan Copper & Gold Inc. (NYSE: FCX) reported second-quarter 2009 net income attributable to common stock of $588 million, $1.38 per share, compared with $947 million, $2.25 per share, for the second quarter of 2008.  For the six months ended June 30, 2009, FCX reported net income attributable to common stock of $631 million, $1.54 per share, compared with $2.1 billion, $4.89 per share, in the 2008 six-month period.

James R. Moffett, Chairman of the Board, and Richard C. Adkerson, President and Chief Executive Officer, said, “Our results reflect strong operating performance at all of our operations and successful execution of our plans.  Over the past six months, we have achieved meaningful reductions in our costs, enabling us to generate strong margins and cash flows.  Results from the Grasberg operation are particularly impressive, reflecting the mining of a high-grade section in the massive Grasberg open pit.  We are also successfully transitioning our Tenke Fungurume project from a construction project to operating status, which will enhance our future cash flows.  We commend our entire team for their significant achievements in the first half of the year and are pleased with how our company is positioned to build on these achievements to generate value for shareholders.”

SUMMARY FINANCIAL AND OPERATING DATA

	Second Quarter				Six Months
	2009		2008		2009		2008
Financial Data (in millions, except per share amounts)
Revenuesa	$3,684	b	$5,441	b	$6,286	b	$11,113	b
Operating income	$1,508	b	$2,053	b	$2,180	b	$4,449	b
Net income	$812		$1,284		$1,019		$2,789
Net income attributable to common stockc	$588	b	$947	b	$631	b	$2,069	b
Diluted net income per share of common stock	$1.38	b	$2.25	b	$1.54	b	$4.89	b
Diluted weighted-average common shares outstandingd	471		450		426		449
Operating cash flows	$1,154	e	$1,009	e	$896	e	$1,624	e
Capital expenditures	$375		$655		$894		$1,163

FCX Operating Data
Copper (millions of recoverable pounds)
Production	1,069		941		2,110		1,821
Sales, excluding purchased metal	1,102		942		2,122		1,853
Average realized price per pound	$2.22		$3.85		$2.03		$3.77
Site production and delivery unit costsf	$1.04		$1.59		$1.05		$1.53
Unit net cash costsf	$0.43		$1.25		$0.54		$1.16
Gold (thousands of recoverable ounces)
Production	802		250		1,397		525
Sales, excluding purchased metal	837		265		1,382		545
Average realized price per ounce	$932		$912		$919		$917
Molybdenum (millions of recoverable pounds)
Production	13		18		27		36
Sales, excluding purchased metal	16		20		26		40
Average realized price per pound	$10.11		$31.59		$10.65		$31.63

a.	Includes impacts of adjustments to provisionally priced concentrate and cathode sales recognized in prior periods (see discussion beginning on page 8).

b.
Includes unrealized gains totaling $14 million ($14 million to net income attributable to common stock or $0.03 per share) in second-quarter 2009, $2 million ($1 million to net income attributable to common stock or less than $0.01 per share) in second-quarter 2008, $20 million ($20 million to net income attributable to common stock or $0.05 per share) for the first six months of 2009 and $11 million ($7 million to net income attributable to common stock or $0.01 per share) for the first six months of 2008 on copper derivative contracts entered into in connection with certain of FCX’s sales contracts with its U.S. copper rod customers.  These contracts allow FCX to receive market prices in the month of shipment while the customer pays the fixed price they requested.

c.	After noncontrolling interests and preferred dividends.

d.
As applicable, diluted shares reflect the assumed conversion of FCX’s 5½% Convertible Perpetual Preferred Stock and 6¾% Mandatory Convertible Preferred Stock.  See footnote e on page IV.  In addition, the 2009 periods include 26.8 million shares of common stock sold in February 2009.

e.	Includes working capital uses of $54 million in second-quarter 2009, $753 million in second-quarter 2008, $973 million in the first six months of 2009 and $2.1 billion in the first six months of 2008.

f.
Reflects per pound weighted average site production and delivery unit costs and unit net cash costs, net of by-product credits, excluding Tenke Fungurume which is currently in start up.  For reconciliations of unit costs per pound by operating division to production and delivery costs reported in FCX’s consolidated financial statements, refer to the supplemental schedule, “Product Revenues and Production Costs,” beginning on page VII, which is available on FCX’s web site, “www.fcx.com.”

OPERATIONS

Consolidated.  Second-quarter 2009 consolidated copper sales of 1.1 billion pounds were higher than second-quarter 2008 sales of 942 million pounds and the April 2009 estimate of 955 million pounds.  The increase from the prior-year quarter primarily reflects the mining of a higher grade section in the Grasberg open pit partially offset by production curtailments in North America.  The favorable variance to the April 2009 estimate reflects the accelerated mining of a high-grade section in the Grasberg open pit.

Second-quarter 2009 consolidated gold sales of 837 thousand ounces were significantly higher than second-quarter 2008 gold sales of 265 thousand ounces because of higher ore grades at Grasberg.  Second-quarter 2009 consolidated sales of gold exceeded the April 2009 estimate of 650 thousand ounces primarily because of accelerated mining of a high-grade section in the Grasberg open pit.

Consolidated molybdenum sales of 16 million pounds in the second quarter of 2009 were lower than second-quarter 2008 sales of 20 million pounds but were higher than the April 2009 estimate of 11 million pounds.  Sales were higher than first-quarter 2009 and the April 2009 estimate because of increased sales to Europe and Asia.

Consolidated unit site production and delivery costs averaged $1.04 per pound of copper in second-quarter 2009, 35 percent lower than second-quarter 2008 unit costs of $1.59 per pound.  Second-quarter 2009 unit net cash costs, after by-product credits, of $0.43 per pound were significantly lower than the year-ago period primarily as a result of higher ore grades at Grasberg, reduced operating rates following production curtailments at North America mining operations, achievement of operating efficiencies, and lower energy and other commodity-based input costs.  Assuming average prices of $2.25 per pound for copper, $900 per ounce for gold and $8 per pound for molybdenum for the second half of 2009, and using recent prices for commodity-based input costs, unit net cash costs are expected to average approximately $0.70 per pound for the year 2009.  Because of the impact of projected lower second-half 2009 copper and gold sales volumes from Grasberg, unit net cash costs for the second half of 2009 are expected to be higher than the first-half 2009 unit net cash costs.  FCX will incorporate Tenke Fungurume in its consolidated unit net cash cost disclosures upon completion of ramp-up activities.

North America Copper Mines.  FCX operates five open-pit copper mines in North America (Morenci, Sierrita, Bagdad and Safford in Arizona and Tyrone in New Mexico).  By-product molybdenum is produced primarily at Sierrita and Bagdad.  All of the North America mining operations are wholly owned, except for Morenci.  FCX records its 85 percent joint venture interest in Morenci using the proportionate consolidation method.

	Second Quarter		Six Months
North America Copper Mining Operations	2009	2008	2009	2008

Copper (millions of recoverable pounds)
Production	272	350	561	677
Sales, excluding purchased metal	281	347	582	686
Average realized price per pound	$2.18	$3.82	$1.88	$3.66

Molybdenum (millions of recoverable pounds)a
Production	7	7	13	15

Unit net cash costs per pound of copper:
Site production and delivery, after adjustments	$1.24	$1.84	$1.28	$1.74
By-product credits, primarily molybdenum	(0.21)	(0.70)	(0.19)	(0.74)
Treatment charges	0.09	0.10	0.08	0.10
Unit net cash costsb	$1.12	$1.24	$1.17	$1.10

a.	Represents by-product production. Sales of by-product molybdenum are reflected in the molybdenum division discussion that begins on page 7.

b.
For a reconciliation of unit net cash costs per pound to production and delivery costs applicable to sales reported in FCX’s consolidated financial statements, refer to the supplemental schedule, “Product Revenues and Production Costs,” beginning on page VII, which is available on FCX’s web site, “www.fcx.com.”

Consolidated copper sales in North America totaled 281 million pounds in the second quarter of 2009, 19 percent lower than second-quarter 2008 sales primarily reflecting curtailed production rates.  FCX continues to operate at reduced rates at certain of its North America copper mines in response to weak global economic conditions.

For the year 2009, FCX expects sales from North America copper mines to approximate 1.1 billion pounds of copper, compared with 1.4 billion pounds of copper for 2008.  By-product molybdenum production is expected to approximate 25 million pounds in 2009, compared with 30 million pounds in 2008.  Copper production in 2010 is currently expected to approximate 1.0 billion pounds, reflecting impacts of reduced 2009 mining activities on 2010 leaching operations.  Operating plans continue to be reviewed and additional adjustments will be made in response to changes in market conditions.

North America unit site production and delivery costs were lower in the 2009 periods as compared with the 2008 periods primarily because of cost reduction and efficiency efforts, lower operating rates and reduced input costs, primarily for energy.  These decreases were partly offset by changes in inventory, including draw downs of sulphuric acid and other components of inventory with higher costs.  Molybdenum by-product credits were significantly lower in the 2009 periods compared with the 2008 periods primarily because of lower molybdenum prices.

Based on current operating plans and assuming achievement of current sales estimates, an average molybdenum price of $8 per pound for the second half of 2009 and estimates for commodity-based input costs, FCX estimates that its average unit net cash costs, including molybdenum credits, for its North America copper mines would approximate $1.19 per pound of copper for the year 2009.  Unit net cash costs for the year 2009 would change by approximately $0.008 per pound for each $1 per pound change in the average price of molybdenum for the second half of 2009.

South America Copper Mines.  FCX operates four copper mines in South America – Cerro Verde in Peru and Candelaria, Ojos del Salado and El Abra in Chile.  FCX owns a 53.56 percent interest in Cerro Verde, an open-pit mine currently producing both electrowon copper cathodes and copper concentrates.  FCX owns 80 percent of the Candelaria and Ojos del Salado mining complexes, which include the Candelaria open-pit and underground mines and the Ojos del Salado underground mines.  These mines use common processing facilities to produce copper concentrates.  FCX owns a 51 percent interest in El Abra, an open-pit mine producing electrowon copper cathodes.  All operations in South America are consolidated in FCX’s financial statements.

	Second Quarter		Six Months
South America Copper Mining Operations	2009	2008	2009	2008

Copper (millions of recoverable pounds)
Production	358	369	706	722
Sales	363	366	713	731
Average realized price per pound	$2.22	$3.86	$2.10	$3.84

Gold (thousands of recoverable ounces)
Production	24	25	47	51
Sales	25	26	48	53
Average realized price per ounce	$928	$910	$915	$914

Unit net cash costs per pound of copper:
Site production and delivery, after adjustments	$1.00	$1.15	$1.00	$1.12
By-product credits, primarily gold	(0.10)	(0.12)	(0.11)	(0.13)
Treatment charges	0.15	0.19	0.15	0.19
Unit net cash costsa	$1.05	$1.22	$1.04	$1.18

a.
For a reconciliation of unit net cash costs per pound to production and delivery costs applicable to sales reported in FCX’s consolidated financial statements, refer to the supplemental schedule, “Product Revenues and Production Costs,” beginning on page VII, which is available on FCX’s web site, “www.fcx.com.”

 For the year 2009, FCX expects South America sales of 1.4 billion pounds of copper and 100 thousand ounces of gold, compared with 1.5 billion pounds of copper and 116 thousand ounces of gold for 2008.  Projected sales volumes for the year 2009 are lower than the year 2008 because of the impact of previously anticipated mining of lower ore grades at Candelaria.

South America unit site production and delivery costs were lower in the 2009 periods as compared with the 2008 periods primarily because of cost reduction and efficiency efforts and lower input costs, primarily for energy, partly offset by draw downs of inventory with higher costs.  Treatment charges were lower in the 2009 periods compared with the 2008 periods because of lower price participation resulting from lower copper prices.

Assuming achievement of current sales estimates and estimates for commodity-based input costs, FCX estimates that its average unit net cash costs, including gold credits, for its South America copper mines would approximate $1.11 per pound of copper for the year 2009.

Indonesia Mining.  Through its 90.64 percent owned and wholly consolidated subsidiary PT Freeport Indonesia (PT-FI), FCX operates the world’s largest copper and gold mine in terms of reserves at its Grasberg operations in Papua, Indonesia.

	Second Quarter		Six Months
Indonesia Mining Operations	2009	2008	2009	2008

Copper (millions of recoverable pounds)
Production	403	222	807	422
Sales	432	229	801	436
Average realized price per pound	$2.24	$3.88	$2.06	$3.84

Gold (thousands of recoverable ounces)
Production	778	221	1,348	467
Sales	811	235	1,332	486
Average realized price per ounce	$932	$912	$919	$917

Unit net cash (credits) costs per pound of
copper:
Site production and delivery, after adjustments	$0.93	$1.90	$0.92	$1.88
Gold and silver credits	(1.80)	(0.99)	(1.58)	(1.11)
Treatment charges	0.22	0.28	0.21	0.31
Royalties	0.12	0.13	0.09	0.13
Unit net cash (credits) costsa	$(0.53)	$1.32	$(0.36)	$1.21

a.
For a reconciliation of unit net cash (credits) costs per pound to production and delivery costs applicable to sales reported in FCX’s consolidated financial statements, refer to the supplemental schedule, “Product Revenues and Production Costs,” beginning on page VII, which is available on FCX’s web site, “www.fcx.com.”

Indonesia copper and gold sales in the second quarter of 2009 were significantly higher than in the second quarter of 2008 as a result of mining in a higher ore grade section of the Grasberg open pit, including accelerated mining of a higher grade section previously scheduled for future periods.  At the Grasberg mine, the sequencing in mining areas with varying ore grades causes fluctuations in the timing of ore production, resulting in varying quarterly and annual sales of copper and gold.

FCX expects Indonesia sales of 1.3 billion pounds of copper and 2.3 million ounces of gold for the year 2009, compared with 1.1 billion pounds of copper and 1.2 million ounces of gold for 2008.  FCX has increased its estimated 2009 gold sales by 100 thousand ounces from previous estimates because of the accelerated mining of a high-grade section previously projected in future periods.  Copper and gold sales volumes in the second half of 2009 are expected to be lower than first-half 2009 volumes because of mine sequencing.

PT-FI’s unit net cash (credits) costs, including gold and silver credits, averaged a net credit of $0.53 per pound for the second quarter of 2009, compared with a net cost of $1.32 per pound for the second quarter of 2008.  The lower unit net cash costs in the 2009 periods primarily reflected higher copper and gold volumes.  Unit site production and delivery costs will vary with fluctuations in production volumes because of the primarily fixed nature of PT-FI’s cost structure.

Assuming achievement of current 2009 sales estimates, average gold prices of $900 per ounce for the second half of 2009 and revised estimates for energy, currency exchange rates and other cost factors, FCX expects PT-FI’s average unit net cash costs per pound to approximate a net credit of $0.15 per pound for the year 2009.  Second-half 2009 unit net cash costs are expected to be higher than first-half 2009 unit net cash costs because of lower projected sales volumes.  Unit net cash costs for 2009 would change by approximately $0.035 per pound for each $50 per ounce change in the average price of gold for the second half of 2009.

Africa Mining.  FCX holds an effective 57.75 percent interest in the Tenke Fungurume copper and cobalt mining concessions in the Katanga province of the Democratic Republic of Congo (DRC) and is the operator of the project. Construction activities on the $1.8 billion project are substantially complete and the first copper cathode was produced in March 2009.  The cobalt plant is currently being commissioned.  Start-up issues are being addressed in the copper and cobalt circuits and FCX expects to ramp up to full annual capacity of 250 million pounds of copper and 18 million pounds of cobalt in the second half of 2009.  In the second quarter of 2009, Tenke Fungurume produced 36 million pounds of copper and sold 26 million pounds of copper.  FCX expects Tenke Fungurume copper sales to approximate 100 million pounds for the year 2009.

The high grades of copper and cobalt produced at the Tenke Fungurume mine are expected to result in an attractive cost structure once the operation reaches full capacity.  Upon reaching design capacity in the copper and cobalt circuits and assuming average cobalt prices of $10 per pound, unit net cash costs are anticipated to be less than $0.50 per pound of copper.  Each $2 per pound change in average prices of cobalt would impact unit net cash costs by $0.12 per pound of copper.  FCX will incorporate Tenke Fungurume in its unit net cash cost disclosures upon completion of ramp-up activities.

FCX continues to engage in drilling activities, exploration analyses and metallurgical testing to evaluate the potential of the highly prospective district at Tenke Fungurume and expects its ore reserves to increase significantly over time.  These analyses are being incorporated in future plans to evaluate opportunities for expansion.

The project has been designed and constructed in a world-class fashion, using modern technology and following international standards for environmental management, occupational safety and social responsibility.  The facilities include impermeable lined tailing storage and waste-water treatment ponds, the first of their kind in the region.  FCX is also making significant investments in infrastructure in the region that will have lasting benefits to the country, including upgrading a national road and the regional power generation and transmission systems.  FCX’s social and community development programs continue to expand, including development of local micro-enterprise businesses, agricultural capacity-building initiatives, malaria abatement programs, additional potable water wells, new medical facilities and several new schools.  The project will continue to provide important benefits to the Congolese through employment and the provision of local services and to the DRC government through substantial tax, royalty and dividend payments.

FCX is continuing to work cooperatively with the DRC government to resolve the ongoing contract review.  FCX believes its contract is fair and equitable, complies with Congolese law and is enforceable without modifications.  The review process has not affected the development schedule or current operations.

Molybdenum.  FCX is the world’s largest producer of molybdenum.  FCX conducts molybdenum mining operations at the wholly owned Henderson underground mine in Colorado in addition to sales of by-product molybdenum primarily from FCX’s North America copper mines.

Consolidated	Second Quarter		Six Months
Molybdenum Mining Operations	2009	2008	2009	2008

Molybdenum (millions of recoverable pounds)
Productiona	6	11	13	20
Sales, excluding purchased metalb	16	20	26	40
Average realized price per pound	$10.11	$31.59	$10.65	$31.63

a.	Amounts reflect production at Henderson.

b.	Includes sales of molybdenum produced as a by-product at the North and South America copper mines.

In the second quarter of 2009, consolidated molybdenum sales from the Henderson mine and by-product mines totaled 16 million pounds, 20 percent lower than the second quarter of 2008.  Molybdenum markets have been significantly affected by the downturn in global economic conditions.  Second-quarter 2009 molybdenum sales were 60 percent higher than the first quarter of 2009 and 45 percent higher than the April 2009 estimate, reflecting improved demand from Europe and Asia.

FCX continues to operate its Henderson primary molybdenum mine at 60 percent of capacity and has curtailed molybdenum production at Cerro Verde.  FCX will continue to review its operating plans and adjust its operating rates to reflect market conditions.

For the year 2009, FCX expects molybdenum sales from its mines to approximate 56 million pounds, compared with 71 million pounds in 2008.  The increase from the previous estimate of 50 million pounds reflects improved sales to Europe and Asia.  For 2009, approximately 90 percent of FCX’s molybdenum sales are expected to be priced at prevailing market prices.  The Metals Week Dealer Oxide closing price for molybdenum as of July 20, 2009, was $12.30 per pound.

Unit net cash costs at the Henderson molybdenum mine averaged $6.00 per pound of molybdenum for the second quarter of 2009, $4.98 per pound for the second quarter of 2008, $5.79 per pound for the 2009 six-month period and $5.06 per pound for the 2008 six-month period.  Unit net cash costs were higher in the 2009 periods as compared with the 2008 periods, primarily because of lower volumes.  Assuming achievement of current 2009 sales estimates, FCX estimates 2009 average unit net cash costs for its Henderson mine will approximate $6.00 per pound of molybdenum.  For a reconciliation of unit net cash costs per pound to production and delivery costs applicable to sales reported in FCX’s consolidated financial statements, refer to the supplemental schedule, “Product Revenues and Production Costs,” beginning on page VII, which is available on FCX’s web site, “www.fcx.com.”

EXPLORATION ACTIVITIES

FCX is conducting exploration activities near its existing mines with a focus on opportunities to expand reserves that will support additional future production capacity in the large mineral districts where it currently operates.  Drilling activities were significantly expanded in 2007 and 2008 and were successful in providing significant reserve additions and in identifying potential additional ore adjacent to existing ore bodies.  Results indicate opportunities for significant future potential reserve additions at Morenci, Sierrita and Bagdad in North America; Cerro Verde in South America and in the high potential Tenke Fungurume district.

Exploration spending in 2009 is estimated to approximate $75 million, compared with $248 million in 2008.  FCX continues to analyze exploratory data gained through the core drilling previously undertaken in addition to conducting new activities.

PROVISIONAL PRICING AND OTHER

For the first six months of 2009, approximately 58 percent of FCX’s mined copper was sold in concentrate, 21 percent as cathodes and 21 percent as rod (principally from North America operations).  Under the long-established structure of sales agreements prevalent in the industry, substantially all of FCX’s concentrate and cathode sales are provisionally priced at the time of shipment.  The provisional prices are finalized in a contractually specified future period (generally one to four months from the shipment date) primarily based on quoted London Metal Exchange (LME) prices.  Because a significant portion of FCX’s concentrate and cathode sales in any quarterly period usually remain subject to final pricing, the quarter-end forward price is a major determinant of recorded revenues and the average recorded copper price for the period.

At March 31, 2009, 407 million pounds of copper (net of intercompany sales and noncontrolling interests) were provisionally priced at $1.83 per pound.  In early April 2009, FCX entered into forward copper sales contracts to lock in prices of $1.86 per pound for the period from April through July 2009 on PT-FI’s provisionally priced copper sales totaling 355 million pounds (including intercompany sales) as of March 31, 2009.  Forward copper sales contracts on 63 million pounds of copper remain open at June 30,

2009, and are scheduled to final price in July 2009.  Adjustments to the March 31, 2009, provisionally priced copper sales (net of forward copper sales contracts) resulted in a net increase to consolidated revenues of $43 million ($13 million to net income attributable to common stock or $0.03 per share) in the second quarter of 2009, compared with $5 million ($1 million to net income attributable to common stock or less than $0.01 per share) in the second quarter of 2008.  Adjustments to prior year provisionally priced copper sales in the first six months of 2009 resulted in a net increase to consolidated revenues of $132 million ($62 million to net income attributable to common stock or $0.15 per share) in the 2009 six-month period, compared with $267 million ($164 million to net income attributable to common stock or $0.37 per share) in the 2008 six-month period.

LME copper prices averaged $2.12 per pound during the second quarter of 2009, compared with FCX’s recorded average price of $2.22 per pound.  Approximately 57 percent of FCX’s consolidated copper sales during the second quarter were provisionally priced at the time of shipment and are subject to final pricing over the second half of 2009.  At June 30, 2009, FCX had copper sales of 434 million pounds of copper (net of intercompany sales, forward sales contracts and noncontrolling interests) priced at an average of $2.25 per pound, subject to final pricing over the next several months.  FCX has not entered into additional forward sales contracts since April 2009 for its provisionally priced sales.  Each $0.05 change in the price from the June 30, 2009, price for provisionally priced sales would have an approximate $14 million effect on FCX’s 2009 net income attributable to common stock.  The LME closing settlement price for copper on July 20, 2009, was $2.45 per pound.

FCX defers recognizing profits on PT-FI’s and its South America sales to Atlantic Copper and on 25 percent of PT-FI’s sales to PT Smelting, PT-FI’s 25 percent-owned Indonesian smelting unit, until final sales to third parties occur.  Changes in these net deferrals resulted in reductions in FCX’s net income attributable to common stock totaling $32 million, $0.07 per share, in the second quarter of 2009 and $95 million, $0.22 per share, in the first six months of 2009.  For the 2008 periods, changes in these net deferrals resulted in a reduction in FCX’s net income attributable to common stock of $6 million, $0.01 per share, in the second quarter and an addition to FCX’s net income attributable to common stock totaling less than $1 million, less than $0.01 per share, in the first six months of 2008.  At June 30, 2009, FCX’s net deferred profits on PT-FI and South America concentrate inventories at Atlantic Copper and PT Smelting to be recognized in future periods’ net income attributable to common stock totaled $123 million.

CASH and DEBT

At June 30, 2009, FCX had consolidated cash of $1.3 billion.  Net of noncontrolling interests’ share, taxes and other costs, cash available to parent company is $1.0 billion as shown below (in millions):

	June 30,
	2009
Cash at domestic companies	$477	a
Cash from international operations	842
Total consolidated cash	1,319
Less: Noncontrolling interests’ share	(186)
Cash, net of noncontrolling interests’ share	1,133
Taxes and other costs if distributed	(118)
Net cash available to parent company	$1,015

a.	Includes cash at FCX’s parent and North America mining operations.

At June 30, 2009, FCX had $7.2 billion in debt.  FCX had no borrowings and $73 million of letters of credit issued under its revolving credit facilities, resulting in total availability of approximately $1.4 billion at June 30, 2009.

FCX also announced today that it has called for redemption $340 million in 6⅞% Senior Notes due 2014.  The notes will be redeemed on August 20, 2009, at a redemption price of 103.438% of the principal amount, equivalent to $352 million, together with accrued and unpaid interest.  Annual interest cost savings approximate $23 million.  FCX expects to record an approximate $14 million charge to net income in the third quarter in connection with the redemption.  FCX may consider additional opportunities to prepay debt in advance of scheduled maturities.

FCX’s debt maturities in the near-term, excluding $340 million of 6⅞% Senior Notes due 2014 being called for redemption in August 2009, are indicated in the table below (in millions).

2009	$39
2010	15
2011	120
Total 2009 - 2011	$174

OUTLOOK

Projected sales volumes for 2009 approximate 3.9 billion pounds of copper, 2.4 million ounces of gold and 56 million pounds of molybdenum, including 910 million pounds of copper, 550 thousand ounces of gold and 15 million pounds of molybdenum in the third quarter of 2009.  The achievement of FCX’s sales estimates will be dependent on the achievement of targeted mining rates, the successful operation of production facilities, the impact of weather conditions and other factors.

Using estimated sales volumes for 2009 and assuming average prices of $2.25 per pound of copper, $900 per ounce of gold and $8 per pound of molybdenum for the second half of 2009, FCX’s consolidated operating cash flows, net of an estimated $0.5 billion of working capital requirements, would approximate $3.0 billion in 2009.  Working capital requirements principally reflect final settlements with customers in early 2009 of prior year provisionally priced sales.  The impact of price changes on FCX’s operating cash flows over the second half of 2009 would approximate $200 million for each $0.10 per pound change for copper, $40 million for each $50 per ounce change for gold and $20 million for each $1 per pound change for molybdenum.

FCX’s capital expenditures are currently estimated to approximate $1.4 billion for 2009 and $1.0 billion for 2010.  Major projects in 2009 are expected to approximate $0.8 billion, which primarily includes Tenke and underground development activities at Grasberg.  Major projects in 2010 are expected to approximate $0.5 billion, which primarily includes underground development activities at Grasberg and the sulfide project at El Abra.  Capital spending plans will continue to be reviewed and adjusted in response to changes in market conditions and other factors.

FINANCIAL POLICY

FCX has a long-standing tradition of seeking to build shareholder values through pursuing development projects with high rates of return and returning cash to shareholders through common stock dividends and share purchases.  FCX is committed to maintaining a strong balance sheet.

In late 2008, FCX suspended its share purchase program and common stock dividend in response to market conditions.  The Board will continue to review FCX’s financial policy on an ongoing basis.

-----------------------------------------------------------------------

FCX is a leading international mining company with headquarters in Phoenix, Arizona.  FCX operates large, long-lived, geographically diverse assets with significant proven and probable reserves of copper, gold and molybdenum.  FCX has a dynamic portfolio of operating, expansion and growth projects in the copper industry and is the world’s largest producer of molybdenum.

The company’s portfolio of assets includes the Grasberg mining complex, the world’s largest copper and gold mine in terms of recoverable reserves, significant mining operations in the Americas, including the large scale Morenci and Safford minerals districts in North America and the Cerro Verde and El Abra operations in South America, and the Tenke Fungurume minerals district in the DRC.  Additional information about FCX is available on FCX’s web site at “www.fcx.com.”

Cautionary Statement and Regulation G Disclosure: This press release contains forward-looking statements in which we discuss factors we believe may affect our performance in the future.  Forward-looking statements are all statements other than historical facts, such as statements regarding projected ore grades and milling rates, projected sales volumes, projected unit net cash costs, projected operating cash flows, projected capital expenditures, the impact of copper, gold, molybdenum and cobalt price changes, and potential prepayments of debt, future dividend payments and open market purchases of FCX common stock.  Accuracy of the forward-looking statements depends on assumptions about events that change over time and is thus susceptible to periodic change based on actual experience and new developments.  FCX cautions readers that it assumes no obligation to update the forward-looking statements in this press release and does not intend to update the forward-looking statements more frequently than quarterly.  Additionally, important factors that might cause future results to differ from these projections include mine sequencing, production rates, industry risks, commodity prices, political risks, the potential effects of the recent violence in Indonesia, weather-related risks, labor relations, currency translation risks and other factors described in FCX's Annual Report on Form 10-K for the year ended December 31, 2008, filed with the Securities and Exchange Commission (SEC).

This press release also contains certain financial measures such as unit net cash costs per pound of copper and per pound of molybdenum.  As required by SEC Regulation G, reconciliations of these measures to amounts reported in FCX’s consolidated financial statements are in the supplemental schedule, “Product Revenues and Production Costs,” beginning on page VII, which is available on FCX’s web site, “www.fcx.com.”

A copy of this release is available on FCX’s web site at www.fcx.com.  A conference call with securities analysts about second-quarter 2009 results is scheduled for today at 10:00 a.m. Eastern Time.  The conference call will be broadcast on the Internet along with slides.  Interested parties may listen to the conference call live and view the slides by accessing “www.fcx.com”.  A replay of the webcast will be available through Friday, August 21, 2009.

# # #

FREEPORT-McMoRan COPPER & GOLD INC.
SELECTED OPERATING DATA

	Three Months Ended June 30,
COPPER	Production				Sales
(millions of recoverable pounds)	2009		2008		2009		2008
MINED COPPER (FCX’s net interest in %)
North America
Morenci (85%)	103	a	155	a	111	a	158	a
Bagdad (100%)	55		54		54		54
Sierrita (100%)	43		49		41		46
Safford (100%)	36		24		38		20
Tyrone (100%)	21		16		20		15
Chino (100%)	10		47		13		48
Miami (100%)	4		4		4		5
Other (100%)	-		1		-		1
Total North America	272		350		281		347

South America
Cerro Verde (53.56%)	169		179		174		181
Candelaria/Ojos del Salado (80%)	98		97		99		101
El Abra (51%)	91		93		90		84
Total South America	358		369		363		366

Indonesia
Grasberg (90.64%)	403	b	222	b	432	b	229	b
Africa
Tenke Fungurume (57.75%)	36		-		26		-

Consolidated	1,069		941		1,102		942

Less noncontrolling participants’ share	196		169		196		167
Net	873		772		906		775

Consolidated sales from mines					1,102		942
Purchased copper					51		130
Total consolidated sales					1,153		1,072

Average realized price per pound					$2.22		$3.85

GOLD
(thousands of recoverable ounces)
MINED GOLD (FCX’s net interest in %)
North America (100%)	-		4		1		4
South America (80%)	24		25		25		26
Indonesia (90.64%)	778	b	221	b	811	b	235	b
Consolidated	802		250		837		265

Less noncontrolling participants’ share	77		26		81		27
Net	725		224		756		238

Consolidated sales from mines					837		265
Purchased gold					-	c	1
Total consolidated sales					837		266

Average realized price per ounce					$932		$912

MOLYBDENUM
(millions of recoverable pounds)
MINED MOLYBDENUM (FCX’s net interest in %)
Henderson (100%)	6		11		N/A		N/A
By-product – North America (100%)	7	a	7	a	N/A		N/A
By-product – Cerro Verde (53.56%)	-		-	c	N/A		N/A
Consolidated	13		18		16		20

Less noncontrolling participants’ share	-		-	c	-		-	c
Net	13		18		16		20

Consolidated sales from mines					16		20
Purchased molybdenum					2		2
Total consolidated sales					18		22

Average realized price per pound					$10.11		$31.59

a. Amounts are net of Morenci’s joint venture partner’s 15 percent interest.
b. Amounts are net of Grasberg’s joint venture partner’s interest, which varies in accordance with the terms of the joint venture agreement.
c. Amount rounds to less than 1 million.

I

FREEPORT-McMoRan COPPER & GOLD INC.
SELECTED OPERATING DATA

	Six Months Ended June 30,
COPPER	Production				Sales
(millions of recoverable pounds)	2009		2008		2009		2008
MINED COPPER (FCX’s net interest in %)
North America
Morenci (85%)	216	a	301	a	235	a	318	a
Bagdad (100%)	110		106		107		107
Sierrita (100%)	84		90		83		87
Safford (100%)	83		46		79		33
Tyrone (100%)	42		31		40		30
Chino (100%)	18		91		30		97
Miami (100%)	8		9		8		10
Other (100%)	-		3		-		4
Total North America	561		677		582		686

South America
Cerro Verde (53.56%)	336		345		341		349
Candelaria/Ojos del Salado (80%)	194		197		195		204
El Abra (51%)	176		180		177		178
Total South America	706		722		713		731

Indonesia
Grasberg (90.64%)	807	b	422	b	801	b	436	b
Africa
Tenke Fungurume (57.75%)	36		-		26		-

Consolidated	2,110		1,821		2,122		1,853

Less noncontrolling participants’ share	372		327		370		331
Net	1,738		1,494		1,752		1,522

Consolidated sales from mines					2,122		1,853
Purchased copper					91		301
Total consolidated sales					2,213		2,154

Average realized price per pound					$2.03		$3.77

GOLD
(thousands of recoverable ounces)
MINED GOLD (FCX’s net interest in %)
North America (100%)	2		7		2		6
South America (80%)	47		51		48		53
Indonesia (90.64%)	1,348	b	467	b	1,332	b	486	b
Consolidated	1,397		525		1,382		545

Less noncontrolling participants’ share	135		54		134		56
Net	1,262		471		1,248		489

Consolidated sales from mines					1,382		545
Purchased gold					-	c	1
Total consolidated sales					1,382		546

Average realized price per ounce					$919		$917

MOLYBDENUM
(millions of recoverable pounds)
MINED MOLYBDENUM (FCX’s net interest in %)
Henderson (100%)	13		20		N/A		N/A
By-product – North America (100%)	13	a	15	a	N/A		N/A
By-product – Cerro Verde (53.56%)	1		1		N/A		N/A
Consolidated	27		36		26		40

Less noncontrolling participants’ share	1		-	c	1		-	c
Net	26		36		25		40

Consolidated sales from mines					26		40
Purchased molybdenum					3		4
Total consolidated sales					29		44

Average realized price per pound					$10.65		$31.63

a. Amounts are net of Morenci’s joint venture partner’s 15 percent interest.
b. Amounts are net of Grasberg’s joint venture partner’s interest, which varies in accordance with the terms of the joint venture agreement.
c. Amount rounds to less than 1 million.

II

FREEPORT-McMoRan COPPER & GOLD INC.
SELECTED OPERATING DATA (continued)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2009	2008		2009	2008
100% North America Copper Mines Operating Data
Solution Extraction/Electrowinning (SX/EW) Operations
Leach ore placed in stockpiles (metric tons per day)	553,700	1,099,500		611,200	1,117,200
Average copper ore grade (percent)	0.31	0.23		0.30	0.21
Copper production (millions of recoverable pounds)	201	215		423	432

Mill Operations
Ore milled (metric tons per day)	170,600	257,600		175,700	250,800
Average ore grades (percent):
Copper	0.31	0.40		0.33	0.39
Molybdenum	0.03	0.02		0.03	0.02
Copper recovery rate (percent)	84.8	84.6		85.3	82.9
Production (millions of recoverable pounds):
Copper	89	163		177	299
Molybdenum (by-product)	7	7		13	15

100% South America Copper Mines Operating Data
SX/EW Operations
Leach ore placed in stockpiles (metric tons per day)	260,200	291,500		255,400	282,800
Average copper ore grade (percent)	0.44	0.42		0.45	0.41
Copper production (millions of recoverable pounds)	141	144		278	279

Mill Operations
Ore milled (metric tons per day)	186,300	177,200		184,400	173,900
Average ore grades (percent):
Copper	0.67	0.72		0.68	0.73
Molybdenum	0.02	0.02		0.02	0.02
Copper recovery rate (percent)	90.2	89.7		89.6	90.2
Production (millions of recoverable pounds):
Copper	217	225		428	443
Molybdenum	-	-	a	1	1

100% Indonesia Mining Operating Data
Ore milled (metric tons per day)	237,700	183,300		237,600	181,600

Average ore grades:
Copper (percent)	1.10	0.75		1.11	0.72
Gold (grams per metric ton)	1.51	0.54		1.32	0.57

Recovery rates (percent):
Copper	90.6	89.8		90.6	89.7
Gold	83.6	78.9		82.9	79.0

Production (recoverable):
Copper (millions of pounds)	457	237		913	451
Gold (thousands of ounces)	849	221		1,468	467

100% Primary Molybdenum Operating Data
Henderson Molybdenum Mine Operations
Ore milled (metric tons per day)	11,700	26,800		13,400	25,900
Average molybdenum ore grade (percent)	0.27	0.23		0.25	0.22
Molybdenum production (millions of recoverable pounds)	6	11		13	20

a.	Amount rounds to less than 1 million.

III

FREEPORT-McMoRan COPPER & GOLD INC.
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2009		2008		2009		2008
	(In Millions, Except Per Share Amounts)
Revenues	$3,684	a	$5,441	a	$6,286	a	$11,113	a
Cost of sales:
Production and delivery	1,809		2,716		3,371		5,437
Depreciation, depletion and amortization	256		462		488		880
Lower of cost or market inventory adjustments	-		4		19	b	5
Total cost of sales	2,065		3,182		3,878		6,322
Selling, general and administrative expenses	89	c	126		151	c	210
Exploration and research expenses	24		80		54		132
Restructuring and other charges	(2)		-		23	d	-
Total costs and expenses	2,176		3,388		4,106		6,664
Operating income	1,508		2,053		2,180		4,449
Interest expense, net	(158)		(140)		(289)		(305)
Losses on early extinguishment of debt	-		-		-		(6)
Gains on sales of assets	-		13		-		13
Other income and expense, net	(3)		9		(17)		11
Income before income taxes and equity in affiliated companies’
net earnings	1,347		1,935		1,874		4,162
Provision for income taxes	(542)		(658)		(873)		(1,387)
Equity in affiliated companies’ net earnings	7		7		18		14
Net income	812		1,284		1,019		2,789
Net income attributable to noncontrolling interests	(164)		(274)		(268)		(593)
Preferred dividends	(60)		(63)		(120)		(127)
Net income attributable to FCX common stockholders	$588		$947		$631		$2,069

Net income per share attributable to FCX common stockholders:
Basic	$1.43		$2.47		$1.56		$5.40
Diluted	$1.38	e	$2.25	e	$1.54	e	$4.89	e

Weighted-average common shares outstanding:
Basic	412		384		406		383
Diluted	471	e	450	e	426	e	449	e

Dividends declared per share of common stock	$-	$0.4375	$-	$0.875

a.
Includes positive adjustments to provisionally priced copper sales recognized in prior periods, net of adjustments on forward copper sales contracts entered into in April 2009 to lock in prices on PT-FI’s provisionally priced sales at March 31, 2009, totaling $43 million in second-quarter 2009, $5 million in second-quarter 2008, $132 million in the 2009 six-month period and $267 million in the 2008 six-month period.

b.	Relates to molybdenum inventories.
c.	Lower selling, general and administrative expense is primarily associated with a reduction in compensation expense.
d.	Relates to contract cancellation costs and staff reductions primarily at the Morenci mine, partially offset by gains related to pension and postretirement special benefits and curtailments.
e.
Reflects assumed conversion of FCX’s 5½% Convertible Perpetual Preferred Stock, resulting in the exclusion of dividends totaling $11 million in second-quarter 2009, $15 million in second-quarter 2008, $23 million in the 2009 six-month period and $30 million in the 2008 six-month period.  Also includes assumed conversion of FCX’s 6¾% Mandatory Convertible Preferred Stock, reflecting exclusion of dividends totaling $49 million in second-quarter 2009, $48 million in second-quarter 2008 and $97 million in the 2008 six-month period.  The assumed conversions result in the inclusion of 57 million common shares in second-quarter 2009, 18 million common shares in the 2009 six-month period and 62 million common shares in each of the 2008 periods.  In addition, the 2009 periods include 26.8 million common shares sold in February 2009.

Potential income impact of $97 million in dividends and additional 39 million common shares for the 6¾% Mandatory Convertible Preferred Stock were excluded for the 2009 six-month period, because they were anti-dilutive.  The quarterly dilution threshold for the 5½% Convertible Perpetual Preferred Stock is $0.64 per share and for the 6¾% Mandatory Convertible Preferred Stock is $1.24 per share.

IV

FREEPORT-McMoRan COPPER & GOLD INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

	June 30,	December 31,
	2009	2008
	(In Millions)
ASSETS
Current assets:
Cash and cash equivalents	$1,319	$872
Trade accounts receivable	1,329	374
Other accounts receivable	736	838
Product inventories and materials and supplies, net	2,098	2,192
Mill and leach stockpiles	585	571
Other current assets	269	386
Total current assets	6,336	5,233
Property, plant, equipment and development costs, net	16,092	16,002
Long-term mill and leach stockpiles	1,260	1,145
Intangible assets, net	355	364
Trust assets	145	142
Other assets	436	467
Total assets	$24,624	$23,353

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$1,820	$2,766
Accrued income taxes	589	163
Current portion of long-term debt and short-term borrowings	389	67
Current portion of reclamation and environmental liabilities	191	162
Total current liabilities	2,989	3,158
Long-term debt, less current portion:
Senior notes	6,542	6,884
Project financing, equipment loans and other	292	250
Revolving credit facility	-	150
Total long-term debt, less current portion	6,834	7,284
Deferred income taxes	2,632	2,339
Reclamation and environmental liabilities, less current portion	1,978	1,951
Other liabilities	1,360	1,520
Total liabilities	15,793	16,252
Equity:
FCX stockholders’ equity:
5½% Convertible Perpetual Preferred Stock	832	832
6¾% Mandatory Convertible Preferred Stock	2,875	2,875
Common stock	53	51
Capital in excess of par value	14,785	13,989
Accumulated deficit	(7,636)	(8,267)
Accumulated other comprehensive loss	(231)	(305)
Common stock held in treasury	(3,409)	(3,402)
Total FCX stockholders’ equity	7,269	5,773
Noncontrolling interests	1,562	1,328
Total equity	8,831	7,101
Total liabilities and equity	$24,624	$23,353

V

FREEPORT-McMoRan COPPER & GOLD INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Six Months Ended
	June 30,
	2009	2008
	(In Millions)
Cash flow from operating activities:
Net income	$1,019	$2,789
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation, depletion and amortization	488	880
Lower of cost or market inventory adjustments	19	5
Stock-based compensation	57	92
Charges for reclamation and environmental liabilities, including accretion	112	79
Losses on early extinguishment of debt	-	6
Deferred income taxes	61	(114)
Gains on sales of assets	-	(13)
Elimination of profit on PT Freeport Indonesia sales to PT Smelting	37	5
Increase in long-term mill and leach stockpiles	(31)	(111)
Changes in other assets and liabilities	71	59
Amortization of intangible assets/liabilities and other, net	36	56
(Increases) decreases in working capital:
Accounts receivable	(803)	(921)
Inventories	53	(374)
Other current assets	105	9
Accounts payable and accrued liabilities	(675)	(525)
Accrued income and other taxes	394	(212)
Settlement of reclamation and environmental liabilities	(47)	(86)
Net cash provided by operating activities	896	1,624

Cash flow from investing activities:
Capital expenditures:
North America copper mines	(100)	(303)
South America copper mines	(111)	(166)
Indonesia	(128)	(223)
Africa	(458)	(384)
Other	(97)	(87)
Proceeds from the sale of assets and other, net	(1)	55
Net cash used in investing activities	(895)	(1,108)

Cash flow from financing activities:
Net proceeds from sale of common stock	740	-
Proceeds from revolving credit facility and other debt	155	524
Repayments of revolving credit facility and other debt	(285)	(384)
Cash dividends paid:
Common stock	-	(337)
Preferred stock	(120)	(127)
Noncontrolling interests	(63)	(280)
Net (payments for) proceeds from stock-based awards	(7)	22
Excess tax benefit from stock-based awards	-	25
Contributions from noncontrolling interests	29	-
Bank fees and other	(3)	63
Net cash provided by (used in) financing activities	446	(494)

Net increase in cash and cash equivalents	447	22
Cash and cash equivalents at beginning of year	872	1,626
Cash and cash equivalents at end of period	$1,319	$1,648

VI

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS

PRODUCT REVENUES AND UNIT NET CASH COSTS
Unit net cash costs per pound of copper and per pound of molybdenum are measures intended to provide investors with information about the cash-generating capacity of FCX’s mining operations expressed on a basis relating to the primary metal product for the respective operations.  FCX uses this measure for the same purpose and for monitoring operating performance by its mining operations.  This information differs from measures of performance determined in accordance with U.S. generally accepted accounting principles (GAAP) and should not be considered in isolation or as a substitute for measures of performance determined in accordance with U.S. GAAP.  This measure is presented by other metals mining companies, although FCX’s measures may not be comparable to similarly titled measures reported by other companies.

FCX presents gross profit per pound of copper using both a “by-product” method and a “co-product” method.  FCX uses the by-product method in its presentation of gross profit per pound of copper because (i) the majority of its revenues are copper revenues, (ii) it mines ore, which contains copper, gold, molybdenum and other metals, (iii) it is not possible to specifically assign all of FCX’s costs to revenues from the copper, gold, molybdenum and other metals it produces, (iv) it is the method used to compare mining operations in certain industry publications and (v) it is the method used by FCX’s management and Board of Directors to monitor operations.  In the co-product method presentations, costs are allocated to the different products based on their relative revenue values, which will vary to the extent FCX’s metals sales volumes and realized prices change.

In both the by-product and the co-product method calculations, FCX shows adjustments to copper revenues for prior period open sales as separate line items.  Because the copper pricing adjustments do not result from current period sales, FCX has reflected these separately from revenues on current period sales.  Noncash and nonrecurring costs consist of items such as stock-based compensation costs, lower of cost or market adjustments, write-offs of equipment or unusual charges.  They are removed from site production and delivery costs in the calculation of unit net cash costs.  As discussed above, gold, molybdenum and other metal revenues at copper mines are reflected as credits against site production and delivery costs in the by-product method.

VII

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

North America Copper Mines Product Revenues and Production Costs and Unit Net Cash Costs

Three Months Ended June 30, 2009
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Molybdenum a	Other b	Total

Revenues, excluding adjustments shown below	$615	$615	$60	$10	$685

Site production and delivery, before net noncash
and nonrecurring costs shown below	350	318	38	6	362
By-product creditsa	(58)	-	-	-	-
Treatment charges	25	24	-	1	25
Net cash costs	317	342	38	7	387
Depreciation, depletion and amortization	60	57	3	-	60
Noncash and nonrecurring costs, net	41	41	-	-	41
Total costs	418	440	41	7	488
Revenue adjustments, primarily for hedging	19	19	-	-	19
Idle facility and other non-inventoriable costs	(24)	(24)	-	-	(24)
Gross profit	$192	$170	$19	$3	$192

Copper sales (in million pounds)	281	281
Molybdenum sales (in million pounds) c			7

Gross profit per pound of copper and molybdenum:

Revenues, excluding adjustments shown below	$2.18	$2.18	$8.43

Site production and delivery, before net noncash
and nonrecurring costs shown below	1.24	1.13	5.34
By-product credits	(0.21)	-	-
Treatment charges	0.09	0.08	-
Unit net cash costs	1.12	1.21	5.34
Depreciation, depletion and amortization	0.21	0.21	0.36
Noncash and nonrecurring costs, net	0.15	0.14	0.04
Total unit costs	1.48	1.56	5.74
Revenue adjustments, primarily for hedging	0.06	0.06	-
Idle facility and other non-inventoriable costs	(0.08)	(0.08)	-
Gross profit per pound	$0.68	$0.60	$2.69

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$685	$362	$60
Net noncash and nonrecurring costs per above	N/A	41	N/A
Treatment charges per above	N/A	25	N/A
Revenue adjustments, primarily for
hedging per above	19	N/A	N/A
Eliminations and other	(1)	33	4
North America copper mines	703	461	64
South America copper mines	884	366	69
Indonesia mining	1,610	415	78
Africa mining	57	92	14
Molybdenum	186	162	13
Rod & Refining	747	743	2
Atlantic Copper Smelting & Refining	415	419	9
Corporate, other & eliminations	(918)	(849)	7
As reported in FCX’s consolidated financial
statements	$3,684	$1,809	$256

a. Molybdenum by-product credits and revenues reflect volumes produced at market-based pricing and also include tolling revenues at Sierrita.
b. Includes gold and silver product revenues and production costs.
c. Reflects molybdenum produced by the North America copper mines.

VIII

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

North America Copper Mines Product Revenues and Production Costs and Unit Net Cash Costs

Three Months Ended June 30, 2008
	By-Product	Co-Product Method
(In Millions)	Method	Copper		Molybdenum a	Other b	Total

Revenues, excluding adjustments shown below	$1,323	$1,323		$234	$20	$1,577

Site production and delivery, before net noncash
and nonrecurring costs shown below	636	555		84	8	647
By-product creditsa	(243)	-		-	-	-
Treatment charges	37	35		-	2	37
Net cash costs	430	590		84	10	684
Depreciation, depletion and amortization	183	164		18	1	183
Noncash and nonrecurring costs, net	20	19		1	-	20
Total costs	633	773		103	11	887
Revenue adjustments, primarily for hedging	(4)	(4)		-	-	(4)
Idle facility and other non-inventoriable costs	(14)	(14)		-	-	(14)
Gross profit	$672	$532		$131	$9	$672

Copper sales (in million pounds)	346	346
Molybdenum sales (in million pounds)c				7

Gross profit per pound of copper and molybdenum:

Revenues, excluding adjustments shown below	$3.82	$3.82		$32.85

Site production and delivery, before net noncash
and nonrecurring costs shown below	1.84	1.60		11.70
By-product credits	(0.70)	-		-
Treatment charges	0.10	0.10		-
Unit net cash costs	1.24	1.70		11.70
Depreciation, depletion and amortization	0.53	0.47		2.54
Noncash and nonrecurring costs, net	0.06	0.06		0.19
Total unit costs	1.83	2.23		14.43
Revenue adjustments, primarily for hedging	(0.01)	(0.01)		-
Idle facility and other non-inventoriable costs	(0.04)	(0.04)		(0.02)
Gross profit per pound	$1.94	$1.54		$18.40

Reconciliation to Amounts Reported				Depreciation,
		Production		Depletion and
(In Millions)	Revenues	and Delivery		Amortization
Totals presented above	$1,577	$647		$183
Net noncash and nonrecurring costs per above	N/A	20		N/A
Treatment charges per above	N/A	37		N/A
Revenue adjustments, primarily for
hedging per above	(4)	N/A		N/A
Eliminations and other	(2)	19		4
North America copper mines	1,571	723	d	187
South America copper mines	1,428	462		127
Indonesia mining	1,016	439		48
Africa mining	-	9		1
Molybdenum	715	421		69
Rod & Refining	1,683	1,677		1
Atlantic Copper Smelting & Refining	724	698		9
Corporate, other & eliminations	(1,696)	(1,709)		20
As reported in FCX’s consolidated financial statements	$5,441	$2,720	d	$462

a. Molybdenum by-product credits and revenues reflect volumes produced at market-based pricing and also include tolling revenues at Sierrita.
b. Includes gold and silver product revenues and production costs.
c. Reflects molybdenum produced by the North America copper mines.
d. Includes lower of cost or market inventory adjustments of $4 million.

IX

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

North America Copper Mines Product Revenues and Production Costs and Unit Net Cash Costs

Six Months Ended June 30, 2009
	By-Product	Co-Product Method
(In Millions)	Method	Copper		Molybdenum a	Other b	Total

Revenues, excluding adjustments shown below	$1,095	$1,095		$119	$16	$1,230

Site production and delivery, before net noncash
and nonrecurring costs shown below	746	696		64	8	768
By-product creditsa	(113)	-		-	-	-
Treatment charges	50	49		-	1	50
Net cash costs	683	745		64	9	818
Depreciation, depletion and amortization	131	126		4	1	131
Noncash and nonrecurring costs, net	87	86		1	-	87
Total costs	901	957		69	10	1,036
Revenue adjustments, primarily for hedging	88	88		-	-	88
Idle facility and other non-inventoriable costs	(62)	(62)		-	-	(62)
Gross profit	$220	$164		$50	$6	$220

Copper sales (in million pounds)	582	582
Molybdenum sales (in million pounds) c				13

Gross profit per pound of copper and molybdenum:

Revenues, excluding adjustments shown below	$1.88	$1.88		$9.02

Site production and delivery, before net noncash
and nonrecurring costs shown below	1.28	1.19		4.85
By-product credits	(0.19)	-		-
Treatment charges	0.08	0.08		-
Unit net cash costs	1.17	1.27		4.85
Depreciation, depletion and amortization	0.23	0.22		0.29
Noncash and nonrecurring costs, net	0.15	0.15		0.10
Total unit costs	1.55	1.64		5.24
Revenue adjustments, primarily for hedging	0.15	0.15		-
Idle facility and other non-inventoriable costs	(0.10)	(0.11)		-
Gross profit per pound	$0.38	$0.28		$3.78

Reconciliation to Amounts Reported				Depreciation,
		Production		Depletion and
(In Millions)	Revenues	and Delivery		Amortization
Totals presented above	$1,230	$768		$131
Net noncash and nonrecurring costs per above	N/A	87		N/A
Treatment charges per above	N/A	50		N/A
Revenue adjustments, primarily for
hedging per above	88	N/A		N/A
Eliminations and other	3	109		8
North America copper mines	1,321	1,014		139
South America copper mines	1,586	733		134
Indonesia mining	2,732	765		143
Africa mining	57	108		17
Molybdenum	332	300	d	22
Rod & Refining	1,366	1,357		4
Atlantic Copper Smelting & Refining	707	712		17
Corporate, other & eliminations	(1,815)	(1,599)		12
As reported in FCX’s consolidated financial
statements	$6,286	$3,390	d	$488

a. Molybdenum by-product credits and revenues reflect volumes produced at market-based pricing and also include tolling revenues at Sierrita.
b. Includes gold and silver product revenues and production costs.
c. Reflects molybdenum produced by the North America copper mines.
d. Includes lower of cost or market molybdenum inventory adjustments of $19 million.

X

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

North America Copper Mines Product Revenues and Production Costs and Unit Net Cash Costs

Six Months Ended June 30, 2008
	By-Product	Co-Product Method
(In Millions)	Method	Copper		Molybdenum a	Other b	Total

Revenues, excluding adjustments shown below	$2,502	$2,502		$490	$36	$3,028

Site production and delivery, before net noncash
and nonrecurring costs shown below	1,189	1,036		160	15	1,211
By-product creditsa	(504)	-		-	-	-
Treatment charges	68	66		-	2	68
Net cash costs	753	1,102		160	17	1,279
Depreciation, depletion and amortization	363	323		37	3	363
Noncash and nonrecurring costs, net	50	48		2	-	50
Total costs	1,166	1,473		199	20	1,692
Revenue adjustments, primarily for hedging	38	38		-	-	38
Idle facility and other non-inventoriable costs	(27)	(27)		-	-	(27)
Gross profit	$1,347	$1,040		$291	$16	$1,347

Copper sales (in million pounds)	683	683
Molybdenum sales (in million pounds)c				15

Gross profit per pound of copper and molybdenum:

Revenues, excluding adjustments shown below	$3.66	$3.66		$32.80

Site production and delivery, before net noncash
and nonrecurring costs shown below	1.74	1.52		10.68
By-product credits	(0.74)	-		-
Treatment charges	0.10	0.10		-
Unit net cash costs	1.10	1.62		10.68
Depreciation, depletion and amortization	0.53	0.47		2.50
Noncash and nonrecurring costs, net	0.08	0.07		0.15
Total unit costs	1.71	2.16		13.33
Revenue adjustments, primarily for hedging	0.06	0.06		-
Idle facility and other non-inventoriable costs	(0.04)	(0.04)		(0.02)
Gross profit per pound	$1.97	$1.52		$19.45

Reconciliation to Amounts Reported				Depreciation,
		Production		Depletion and
(In Millions)	Revenues	and Delivery		Amortization
Totals presented above	$3,028	$1,211		$363
Net noncash and nonrecurring costs per above	N/A	50		N/A
Treatment charges per above	N/A	68		N/A
Revenue adjustments, primarily for
hedging per above	38	N/A		N/A
Eliminations and other	1	40		8
North America copper mines	3,067	1,369	d	371
South America copper mines	3,035	894		257
Indonesia mining	2,068	838		93
Africa mining	-	12		2
Molybdenum	1,434	881		108
Rod & Refining	3,371	3,353		3
Atlantic Copper Smelting & Refining	1,389	1,349		18
Corporate, other & eliminations	(3,251)	(3,254)		28
As reported in FCX’s consolidated financial statements	$11,113	$5,442	d	$880

a. Molybdenum by-product credits and revenues reflect volumes produced at market-based pricing and also include tolling revenues at Sierrita.
b. Includes gold and silver product revenues and production costs.
c. Reflects molybdenum produced by the North America copper mines.
d. Includes lower of cost or market inventory adjustments of $5 million.

XI

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

South America Copper Mines Product Revenues and Production Costs and Unit Net Cash Costs

Three Months Ended June 30, 2009
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Other a	Total

Revenues, excluding adjustments shown below	$803	$803	$40	$843

Site production and delivery, before net noncash
and nonrecurring costs shown below	364	346	19	365
By-product credits	(39)	-	-	-
Treatment charges	54	54	-	54
Net cash costs	379	400	19	419
Depreciation, depletion and amortization	69	67	2	69
Noncash and nonrecurring costs, net	(2)	(1)	(1)	(2)
Total costs	446	466	20	486
Revenue adjustments, primarily for pricing
on prior period open sales	95	95	-	95
Other non-inventoriable costs	(8)	(5)	(3)	(8)
Gross profit	$444	$427	$17	$444

Copper sales (in million pounds)	363	363

Gross profit per pound of copper:

Revenues, excluding adjustments shown below	$2.22	$2.22

Site production and delivery, before net noncash
and nonrecurring costs shown below	1.00	0.95
By-product credits	(0.10)	-
Treatment charges	0.15	0.15
Unit net cash costs	1.05	1.10
Depreciation, depletion and amortization	0.19	0.19
Noncash and nonrecurring costs, net	(0.01)	-
Total unit costs	1.23	1.29
Revenue adjustments, primarily for pricing
on prior period open sales	0.26	0.26
Other non-inventoriable costs	(0.02)	(0.01)
Gross profit per pound	$1.23	$1.18

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$843	$365	$69
Net noncash and nonrecurring costs per above	N/A	(2)	N/A
Treatment charges per above	(54)	N/A	N/A
Revenue adjustments, primarily for pricing on prior
period open sales per above	95	N/A	N/A
Eliminations and other	-	3	-
South America copper mines	884	366	69
North America copper mines	703	461	64
Indonesia mining	1,610	415	78
Africa mining	57	92	14
Molybdenum	186	162	13
Rod & Refining	747	743	2
Atlantic Copper Smelting & Refining	415	419	9
Corporate, other & eliminations	(918)	(849)	7
As reported in FCX’s consolidated financial statements	$3,684	$1,809	$256

a. Includes gold and silver product revenues and production costs.

XII

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

South America Copper Mines Product Revenues and Production Costs and Unit Net Cash Costs

Three Months Ended June 30, 2008
	By-Product	Co-Product Method
(In Millions)	Method	Copper		Other a	Total

Revenues, excluding adjustments shown below	$1,417	$1,417		$46	$1,463

Site production and delivery, before net noncash
and nonrecurring costs shown below	423	409		17	426
By-product credits	(43)	-		-	-
Treatment charges	68	68		-	68
Net cash costs	448	477		17	494
Depreciation, depletion and amortization	127	122		5	127
Noncash and nonrecurring costs, net	31	31		-	31
Total costs	606	630		22	652
Revenue adjustments, primarily for pricing
on prior period open sales	16	16		-	16
Other non-inventoriable costs	(10)	(10)		-	(10)
Gross profit	$817	$793		$24	$817

Copper sales (in million pounds)	366	366

Gross profit per pound of copper:

Revenues, excluding adjustments shown below	$3.86	$3.86

Site production and delivery, before net noncash
and nonrecurring costs shown below	1.15	1.11
By-product credits	(0.12)	-
Treatment charges	0.19	0.19
Unit net cash costs	1.22	1.30
Depreciation, depletion and amortization	0.34	0.33
Noncash and nonrecurring costs, net	0.09	0.09
Total unit costs	1.65	1.72
Revenue adjustments, primarily for pricing
on prior period open sales	0.04	0.04
Other non-inventoriable costs	(0.02)	(0.02)
Gross profit per pound	$2.23	$2.16

Reconciliation to Amounts Reported				Depreciation,
		Production		Depletion and
(In Millions)	Revenues	and Delivery		Amortization
Totals presented above	$1,463	$426		$127
Net noncash and nonrecurring costs per above	N/A	31		N/A
Treatment charges per above	(68)	N/A		N/A
Revenue adjustments, primarily for pricing on prior
period open sales per above	16	N/A		N/A
Eliminations and other	17	5		-
South America copper mines	1,428	462		127
North America copper mines	1,571	723	b	187
Indonesia mining	1,016	439		48
Africa mining	-	9		1
Molybdenum	715	421		69
Rod & Refining	1,683	1,677		1
Atlantic Copper Smelting & Refining	724	698		9
Corporate, other & eliminations	(1,696)	(1,709)		20
As reported in FCX’s consolidated financial statements	$5,441	$2,720	b	$462

a. Includes gold, silver and molybdenum product revenues and production costs.
b. Includes lower of cost or market inventory adjustments of $4 million.

XIII

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

South America Copper Mines Product Revenues and Production Costs and Unit Net Cash Costs

Six Months Ended June 30, 2009
	By-Product	Co-Product Method
(In Millions)	Method	Copper		Other a	Total

Revenues, excluding adjustments shown below	$1,497	$1,497		$84	$1,581

Site production and delivery, before net noncash
and nonrecurring costs shown below	716	669		53	722
By-product credits	(78)	-		-	-
Treatment charges	102	102		-	102
Net cash costs	740	771		53	824
Depreciation, depletion and amortization	134	129		5	134
Noncash and nonrecurring costs, net	3	4		(1)	3
Total costs	877	904		57	961
Revenue adjustments, primarily for pricing
on prior period open sales	106	106		-	106
Other non-inventoriable costs	(17)	(13)		(4)	(17)
Gross profit	$709	$686		$23	$709

Copper sales (in million pounds)	713	713

Gross profit per pound of copper:

Revenues, excluding adjustments shown below	$2.10	$2.10

Site production and delivery, before net noncash
and nonrecurring costs shown below	1.00	0.94
By-product credits	(0.11)	-
Treatment charges	0.15	0.14
Unit net cash costs	1.04	1.08
Depreciation, depletion and amortization	0.19	0.18
Noncash and nonrecurring costs, net	-	0.01
Total unit costs	1.23	1.27
Revenue adjustments, primarily for pricing
on prior period open sales	0.15	0.15
Other non-inventoriable costs	(0.03)	(0.02)
Gross profit per pound	$0.99	$0.96

Reconciliation to Amounts Reported				Depreciation,
		Production		Depletion and
(In Millions)	Revenues	and Delivery		Amortization
Totals presented above	$1,581	$722		$134
Net noncash and nonrecurring costs per above	N/A	3		N/A
Treatment charges per above	(102)	N/A		N/A
Revenue adjustments, primarily for pricing on prior
period open sales per above	106	N/A		N/A
Eliminations and other	1	8		-
South America copper mines	1,586	733		134
North America copper mines	1,321	1,014		139
Indonesia mining	2,732	765		143
Africa mining	57	108		17
Molybdenum	332	300	b	22
Rod & Refining	1,366	1,357		4
Atlantic Copper Smelting & Refining	707	712		17
Corporate, other & eliminations	(1,815)	(1,599)		12
As reported in FCX’s consolidated financial statements	$6,286	$3,390	b	$488

a. Includes gold, silver and molybdenum product revenues and production costs.
b. Includes lower of cost or market molybdenum inventory adjustments of $19 million.

XIV

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

South America Copper Mines Product Revenues and Production Costs and Unit Net Cash Costs

Six Months Ended June 30, 2008
	By-Product	Co-Product Method
(In Millions)	Method	Copper		Other a	Total

Revenues, excluding adjustments shown below	$2,806	$2,806		$105	$2,911

Site production and delivery, before net noncash
and nonrecurring costs shown below	818	790		37	827
By-product credits	(96)	-		-	-
Treatment charges	144	144		-	144
Net cash costs	866	934		37	971
Depreciation, depletion and amortization	257	248		9	257
Noncash and nonrecurring costs, net	56	56		-	56
Total costs	1,179	1,238		46	1,284
Revenue adjustments, primarily for pricing
on prior period open sales	237	237		-	237
Other non-inventoriable costs	(19)	(18)		(1)	(19)
Gross profit	$1,845	$1,787		$58	$1,845

Copper sales (in million pounds)	731	731

Gross profit per pound of copper:

Revenues, excluding adjustments shown below	$3.84	$3.84

Site production and delivery, before net noncash
and nonrecurring costs shown below	1.12	1.08
By-product credits	(0.13)	-
Treatment charges	0.19	0.19
Unit net cash costs	1.18	1.27
Depreciation, depletion and amortization	0.35	0.34
Noncash and nonrecurring costs, net	0.08	0.08
Total unit costs	1.61	1.69
Revenue adjustments, primarily for pricing
on prior period open sales	0.32	0.32
Other non-inventoriable costs	(0.03)	(0.03)
Gross profit per pound	$2.52	$2.44

Reconciliation to Amounts Reported				Depreciation,
		Production		Depletion and
(In Millions)	Revenues	and Delivery		Amortization
Totals presented above	$2,911	$827		$257
Net noncash and nonrecurring costs per above	N/A	56		N/A
Treatment charges per above	(144)	N/A		N/A
Revenue adjustments, primarily for pricing on prior
period open sales per above	237	N/A		N/A
Eliminations and other	31	11		-
South America copper mines	3,035	894		257
North America copper mines	3,067	1,369	b	371
Indonesia mining	2,068	838		93
Africa mining	-	12		2
Molybdenum	1,434	881		108
Rod & Refining	3,371	3,353		3
Atlantic Copper Smelting & Refining	1,389	1,349		18
Corporate, other & eliminations	(3,251)	(3,254)		28
As reported in FCX’s consolidated financial statements	$11,113	$5,442	b	$880

a. Includes gold, silver and molybdenum product revenues and production costs.
b. Includes lower of cost or market inventory adjustments of $5 million.

XV

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Indonesia Mining Product Revenues and Production Costs and Unit Net Cash Costs

Three Months Ended June 30, 2009
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Gold	Silver	Total

Revenues, excluding adjustments shown below	$966	$966	$753	$23	$1,742

Site production and delivery, before net noncash
and nonrecurring costs shown below	401	223	172	6	401
Gold and silver credits	(776)	-	-	-	-
Treatment charges	94	53	40	1	94
Royalty on metals	49	28	21	-	49
Net cash (credits) costs	(232)	304	233	7	544
Depreciation and amortization	78	44	33	1	78
Noncash and nonrecurring costs, net	14	7	7	-	14
Total costs	(140)	355	273	8	636
Revenue adjustments, primarily for pricing on
prior period open sales	11	11	-	-	11
PT Smelting intercompany profit	(30)	(17)	(12)	(1)	(30)
Gross profit	$1,087	$605	$468	$14	$1,087

Sales
Copper (in million pounds)	432	432
Gold (in thousand ounces)			811
Silver (in thousand ounces)				1,635

Gross profit per pound of copper/per ounce of gold and silver:

Revenues, excluding adjustments shown below	$2.24	$2.24	$932.32	$13.95

Site production and delivery, before net noncash
and nonrecurring costs shown below	0.93	0.52	214.22	3.19
Gold and silver credits	(1.80)	-	-	-
Treatment charges	0.22	0.12	50.10	0.75
Royalty on metals	0.12	0.06	26.44	0.39
Unit net cash (credits) costs	(0.53)	0.70	290.76	4.33
Depreciation and amortization	0.18	0.10	41.45	0.62
Noncash and nonrecurring costs, net	0.03	0.02	6.66	0.10
Total unit costs	(0.32)	0.82	338.87	5.05
Revenue adjustments, primarily for pricing on
prior period open sales	0.03	0.03	(4.04)	(0.12)
PT Smelting intercompany profit	(0.07)	(0.04)	(16.23)	(0.24)
Gross profit per pound/ounce	$2.52	$1.41	$573.18	$8.54

Reconciliation to Amounts Reported		Production	Depreciation,
		and	Depletion and
(In Millions)	Revenues	Delivery	Amortization
Totals presented above	$1,742	$401	$78
Net noncash and nonrecurring costs per above	N/A	14	N/A
Less: Treatment charges per above	(94)	N/A	N/A
Royalty per above	(49)	N/A	N/A
Revenue adjustments, primarily for pricing on
prior period open sales per above	11	N/A	N/A
Indonesia mining	1,610	415	78
North America copper mines	703	461	64
South America copper mines	884	366	69
Africa mining	57	92	14
Molybdenum	186	162	13
Rod & Refining	747	743	2
Atlantic Copper Smelting & Refining	415	419	9
Corporate, other & eliminations	(918)	(849)	7
As reported in FCX’s consolidated
financial statements	$3,684	$1,809	$256

XVI

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Indonesia Mining Product Revenues and Production Costs and Unit Net Cash Costs

Three Months Ended June 30, 2008
	By-Product	Co-Product Method
(In Millions)	Method	Copper		Gold	Silver	Total

Revenues, excluding adjustments shown below	$896	$896		$212	$15	$1,123

Site production and delivery, before net noncash
and nonrecurring costs shown below	434	345		83	6	434
Gold and silver credits	(227)	-		-	-	-
Treatment charges	64	51		13	-	64
Royalty on metals	30	24		5	1	30
Net cash costs	301	420		101	7	528
Depreciation and amortization	48	38		9	1	48
Noncash and nonrecurring costs, net	5	4		1	-	5
Total costs	354	462		111	8	581
Revenue adjustments, primarily for pricing on
prior period open sales	(13)	(13)		-	-	(13)
PT Smelting intercompany profit	-	(1)		1	-	-
Gross profit	$529	$420		$102	$7	$529

Sales
Copper (in million pounds)	229	229
Gold (in thousand ounces)				235
Silver (in thousand ounces)					821

Gross profit per pound of copper/per ounce of gold and silver:

Revenues, excluding adjustments shown below	$3.88	$3.88		$911.84	$17.16

Site production and delivery, before net noncash
and nonrecurring costs shown below	1.90	1.51		346.42	6.53
Gold and silver credits	(0.99)	-		-	-
Treatment charges	0.28	0.23		51.35	0.97
Royalty on metals	0.13	0.11		23.96	0.45
Unit net cash costs	1.32	1.85		421.73	7.95
Depreciation and amortization	0.22	0.17		37.89	0.71
Noncash and nonrecurring costs, net	0.02	0.02		3.76	0.07
Total unit costs	1.56	2.04		463.38	8.73
Revenue adjustments, primarily for pricing on
prior period open sales	(0.01)	(0.01)		(9.80)	(0.16)
PT Smelting intercompany profit	-	-		(0.47)	(0.01)
Gross profit per pound/ounce	$2.31	$1.83		$438.19	$8.26

Reconciliation to Amounts Reported		Production		Depreciation,
		and		Depletion and
(In Millions)	Revenues	Delivery		Amortization
Totals presented above	$1,123	$434		$48
Net noncash and nonrecurring costs per above	N/A	5		N/A
Less: Treatment charges per above	(64)	N/A		N/A
Royalty per above	(30)	N/A		N/A
Revenue adjustments, primarily for pricing on
prior period open sales per above	(13)	N/A		N/A
Indonesia mining	1,016	439		48
North America copper mines	1,571	723	a	187
South America copper mines	1,428	462		127
Africa mining	-	9		1
Molybdenum	715	421		69
Rod & Refining	1,683	1,677		1
Atlantic Copper Smelting & Refining	724	698		9
Corporate, other & eliminations	(1,696)	(1,709)		20
As reported in FCX’s consolidated
financial statements	$5,441	$2,720	a	$462

a. Includes lower of cost or market inventory adjustments of $4 million.

XVII

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Indonesia Mining Product Revenues and Production Costs and Unit Net Cash Costs

Six Months Ended June 30, 2009
	By-Product	Co-Product Method
(In Millions)	Method	Copper		Gold	Silver	Total

Revenues, excluding adjustments shown below	$1,650	$1,650		$1,230	$40	$2,920

Site production and delivery, before net noncash
and nonrecurring costs shown below	740	418		312	10	740
Gold and silver credits	(1,270)	-		-	-	-
Treatment charges	169	96		71	2	169
Royalty on metals	74	42		31	1	74
Net cash (credits) costs	(287)	556		414	13	983
Depreciation and amortization	143	81		60	2	143
Noncash and nonrecurring costs, net	25	14		11	-	25
Total costs	(119)	651		485	15	1,151
Revenue adjustments, primarily for pricing on
prior period open sales	55	55		-	-	55
PT Smelting intercompany profit	(37)	(21)		(15)	(1)	(37)
Gross profit	$1,787	$1,033		$730	$24	$1,787

Sales
Copper (in million pounds)	801	801
Gold (in thousand ounces)				1,332
Silver (in thousand ounces)					2,949

Gross profit per pound of copper/per ounce of gold and silver:

Revenues, excluding adjustments shown below	$2.06	$2.06		$919.28	$13.35

Site production and delivery, before net noncash
and nonrecurring costs shown below	0.92	0.52		233.90	3.46
Gold and silver credits	(1.58)	-		-	-
Treatment charges	0.21	0.12		53.44	0.79
Royalty on metals	0.09	0.05		23.48	0.35
Unit net cash (credits) costs	(0.36)	0.69		310.82	4.60
Depreciation and amortization	0.18	0.10		45.11	0.67
Noncash and nonrecurring costs, net	0.03	0.02		7.99	0.12
Total unit costs	(0.15)	0.81		363.92	5.39
Revenue adjustments, primarily for pricing on
prior period open sales	0.07	0.07		4.12	0.32
PT Smelting intercompany profit	(0.05)	(0.03)		(11.81)	(0.17)
Gross profit per pound/ounce	$2.23	$1.29		$547.67	$8.11

Reconciliation to Amounts Reported		Production		Depreciation,
		and		Depletion and
(In Millions)	Revenues	Delivery		Amortization
Totals presented above	$2,920	$740		$143
Net noncash and nonrecurring costs per above	N/A	25		N/A
Less: Treatment charges per above	(169)	N/A		N/A
Royalty per above	(74)	N/A		N/A
Revenue adjustments, primarily for pricing on
prior period open sales per above	55	N/A		N/A
Indonesia mining	2,732	765		143
North America copper mines	1,321	1,014		139
South America copper mines	1,586	733		134
Africa mining	57	108		17
Molybdenum	332	300	a	22
Rod & Refining	1,366	1,357		4
Atlantic Copper Smelting & Refining	707	712		17
Corporate, other & eliminations	(1,815)	(1,599)		12
As reported in FCX’s consolidated
financial statements	$6,286	$3,390	a	$488

a. Includes lower of cost or market molybdenum inventory adjustments of $19 million.

XVIII

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Indonesia Mining Product Revenues and Production Costs and Unit Net Cash Costs

Six Months Ended June 30, 2008
	By-Product	Co-Product Method
(In Millions)	Method	Copper		Gold	Silver	Total

Revenues, excluding adjustments shown below	$1,691	$1,691		$453	$29	$2,173

Site production and delivery, before net noncash
and nonrecurring costs shown below	819	637		171	11	819
Gold and silver credits	(482)	-		-	-	-
Treatment charges	132	103		28	1	132
Royalty on metals	55	43		11	1	55
Net cash costs	524	783		210	13	1,006
Depreciation and amortization	93	72		19	2	93
Noncash and nonrecurring costs, net	19	15		4	-	19
Total costs	636	870		233	15	1,118
Revenue adjustments, primarily for pricing on
prior period open sales	82	82		-	-	82
PT Smelting intercompany profit	(5)	(4)		(1)	-	(5)
Gross profit	$1,132	$899		$219	$14	$1,132

Sales
Copper (in million pounds)	436	436
Gold (in thousand ounces)				486
Silver (in thousand ounces)					1,601

Gross profit per pound of copper/per ounce of gold and silver:

Revenues, excluding adjustments shown below	$3.84	$3.84		$917.31	$17.33

Site production and delivery, before net noncash
and nonrecurring costs shown below	1.88	1.46		351.21	6.81
Gold and silver credits	(1.11)	-		-	-
Treatment charges	0.31	0.24		56.77	1.10
Royalty on metals	0.13	0.10		23.60	0.46
Unit net cash costs	1.21	1.80		431.58	8.37
Depreciation and amortization	0.21	0.17		39.66	0.77
Noncash and nonrecurring costs, net	0.04	0.03		8.06	0.16
Total unit costs	1.46	2.00		479.30	9.30
Revenue adjustments, primarily for pricing on
prior period open sales	0.23	0.23		14.13	0.73
PT Smelting intercompany profit	(0.01)	(0.01)		(2.27)	(0.04)
Gross profit per pound/ounce	$2.60	$2.06		$449.87	$8.72

Reconciliation to Amounts Reported		Production		Depreciation,
		and		Depletion and
(In Millions)	Revenues	Delivery		Amortization
Totals presented above	$2,173	$819		$93
Net noncash and nonrecurring costs per above	N/A	19		N/A
Less: Treatment charges per above	(132)	N/A		N/A
Royalty per above	(55)	N/A		N/A
Revenue adjustments, primarily for pricing on
prior period open sales per above	82	N/A		N/A
Indonesia mining	2,068	838		93
North America copper mines	3,067	1,369	a	371
South America copper mines	3,035	894		257
Africa mining	-	12		2
Molybdenum	1,434	881		108
Rod & Refining	3,371	3,353		3
Atlantic Copper Smelting & Refining	1,389	1,349		18
Corporate, other & eliminations	(3,251)	(3,254)		28
As reported in FCX’s consolidated
financial statements	$11,113	$5,442	a	$880

a. Includes lower of cost or market inventory adjustments of $5 million.

XIX

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Henderson Molybdenum Mine Product Revenues and Production Costs and Unit Net Cash Costs

	Three Months Ended
	June 30,
(In Millions)	2009	2008

Revenues	$55	$321

Site production and delivery, before net noncash
and nonrecurring costs shown below	34	53
Net cash costs	34	53
Depreciation, depletion and amortization	6	45
Noncash and nonrecurring costs, net	-	-
Total costs	40	98
Gross profita	$15	$223

Molybdenum sales (in million pounds)	6	11

Gross profit per pound of molybdenum:

Revenues	$9.86	$30.05

Site production and delivery, before net noncash
and nonrecurring costs shown below	6.00	4.98
Unit net cash costs	6.00	4.98
Depreciation, depletion and amortization	1.00	4.24
Noncash and nonrecurring costs, net	0.06	-
Total unit costs	7.06	9.22
Gross profit per pound	$2.80	$20.83

Reconciliation to Amounts Reported
(In Millions)				Depreciation,
		Production		Depletion and
Three Months Ended June 30, 2009	Revenues	and Delivery		Amortization
Totals presented above	$55	$34		$6
Net noncash and nonrecurring costs per above	N/A	-		N/A
Henderson mine	55	34		6
Other molybdenum operations and eliminationsb	131	128		7
Molybdenum	186	162		13
North America copper mines	703	461		64
South America copper mines	884	366		69
Indonesia mining	1,610	415		78
Africa mining	57	92		14
Rod & Refining	747	743		2
Atlantic Copper Smelting & Refining	415	419		9
Corporate, other & eliminations	(918)	(849)		7
As reported in FCX’s consolidated financial statements	$3,684	$1,809		$256

Three Months Ended June 30, 2008
Totals presented above	$321	$53		$45
Net noncash and nonrecurring costs per above	N/A	-		N/A
Henderson mine	321	53		45
Other molybdenum operations and eliminationsb	394	368		24
Molybdenum	715	421		69
North America copper mines	1,571	723	c	187
South America copper mines	1,428	462		127
Indonesia mining	1,016	439		48
Africa mining	-	9		1
Rod & Refining	1,683	1,677		1
Atlantic Copper Smelting & Refining	724	698		9
Corporate, other & eliminations	(1,696)	(1,709)		20
As reported in FCX’s consolidated financial statements	$5,441	$2,720	c	$462

a. Gross profit reflects sales of Henderson products based on volumes produced at market-based pricing.  On a consolidated basis, the Molybdenum segment includes profits on sales as they are made to third parties and realizations based on actual contract terms.  As a result, the actual gross profit realized will differ from the amounts reported in this table.

b. Primarily includes amounts associated with the molybdenum sales company, which is included in Molybdenum operations.
c. Includes lower of cost or market inventory adjustments of $4 million.

XX

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Henderson Molybdenum Mine Product Revenues and Production Costs and Unit Net Cash Costs

	Six Months Ended
	June 30,
(In Millions)	2009	2008

Revenues	$125	$603

Site production and delivery, before net noncash
and nonrecurring costs shown below	71	102
Net cash costs	71	102
Depreciation, depletion and amortization	12	86
Noncash and nonrecurring costs, net	-	1
Total costs	83	189
Gross profita	$42	$414

Molybdenum sales (in million pounds)	13	20

Gross profit per pound of molybdenum:

Revenues	$10.23	$29.76

Site production and delivery, before net noncash
and nonrecurring costs shown below	5.79	5.06
Unit net cash costs	5.79	5.06
Depreciation, depletion and amortization	0.96	4.25
Noncash and nonrecurring costs, net	0.04	0.02
Total unit costs	6.79	9.33
Gross profit per pound	$3.44	$20.43

Reconciliation to Amounts Reported
(In Millions)				Depreciation,
		Production		Depletion and
Six Months Ended June 30, 2009	Revenues	and Delivery		Amortization
Totals presented above	$125	$71		$12
Net noncash and nonrecurring costs per above	N/A	-		N/A
Henderson mine	125	71		12
Other molybdenum operations and eliminationsb	207	229	c	10
Molybdenum	332	300		22
North America copper mines	1,321	1,014		139
South America copper mines	1,586	733		134
Indonesia mining	2,732	765		143
Africa mining	57	108		17
Rod & Refining	1,366	1,357		4
Atlantic Copper Smelting & Refining	707	712		17
Corporate, other & eliminations	(1,815)	(1,599)		12
As reported in FCX’s consolidated financial statements	$6,286	$3,390	c	$488

Six Months Ended June 30, 2008
Totals presented above	$603	$102		$86
Net noncash and nonrecurring costs per above	N/A	1		N/A
Henderson mine	603	103		86
Other molybdenum operations and eliminationsb	831	778		22
Molybdenum	1,434	881		108
North America copper mines	3,067	1,369	d	371
South America copper mines	3,035	894		257
Indonesia mining	2,068	838		93
Africa mining	-	12		2
Rod & Refining	3,371	3,353		3
Atlantic Copper Smelting & Refining	1,389	1,349		18
Corporate, other & eliminations	(3,251)	(3,254)		28
As reported in FCX’s consolidated financial statements	$11,113	$5,442	d	$880

a. Gross profit reflects sales of Henderson products based on volumes produced at market-based pricing.  On a consolidated basis, the Molybdenum segment includes profits on sales as they are made to third parties and realizations based on actual contract terms.  As a result, the actual gross profit realized will differ from the amounts reported in this table.

b. Primarily includes amounts associated with the molybdenum sales company, which is included in Molybdenum operations.
c. Includes lower of cost or market molybdenum inventory adjustments of $19 million.
d. Includes lower of cost or market inventory adjustments of $5 million.

XXI

FREEPORT-McMoRan COPPER & GOLD INC.
PROVISION FOR INCOME TAXES

PROVISION FOR INCOME TAXES
FCX’s second-quarter 2009 income tax provision resulted from taxes on international operations ($538 million) and U.S. operations ($4 million).  FCX’s income tax provision for the first six months of 2009 resulted from taxes on international operations ($868 million) and U.S. operations ($5 million).  FCX’s effective tax rate for 2009 is expected to be highly sensitive to changes in commodity prices and the mix of income between U.S. and international operations.  Income taxes for FCX’s South America and Indonesia operations are recorded at the applicable statutory rates.  However, at certain commodity prices, FCX does not record a tax benefit for losses generated in the U.S., and those losses cannot be used to offset income generated from international operations.  The difference between FCX’s consolidated effective tax rate of 40 percent for the second quarter of 2009 and the U.S. federal statutory rate of 35 percent was primarily attributable to the high proportion of income earned in Indonesia, which was taxed at an effective tax rate of 43 percent.  The difference between FCX’s consolidated effective tax rate of 47 percent for the first six months of 2009 and the U.S. federal statutory rate of 35 percent was primarily attributable to the high proportion of income earned in Indonesia and from losses that were not benefited in North America.

FCX’s second-quarter 2008 income tax provision resulted from taxes on international operations ($510 million) and U.S. operations ($148 million).  FCX’s income tax provision for the first six months of 2008 resulted from taxes on international operations ($1.1 billion) and U.S. operations ($298 million).  The differences between FCX’s consolidated effective income tax rates for the 2008 periods and the U.S. federal statutory rate of 35 percent were primarily attributable to a U.S. benefit for percentage depletion, partially offset by withholding taxes and incremental U.S. income taxes accrued on foreign earnings.

A summary of the approximate amounts in the calculation of FCX’s consolidated provision for income taxes for the three-month and six-month periods ended June 30, 2009 and 2008 follows (in millions, except percentages):

	Three Months Ended June 30,
	2009			2008
			Income Tax			Income Tax
	Income	Effective	Provision	Income	Effective	Provision
	(Loss)a	Tax Rate	(Benefit)	(Loss)a	Tax Rate	(Benefit)
U.S.	$(30)	(13)%	$4	$513	29%	$148
South America	441	31%	137	814	34%	275
Indonesia	1,070	43%	461	483	42%	205
Africa	(84)	30%	(25)	-	N/A	-
Eliminations and other	(50)	N/A	(15)	125	N/A	22
Annualized rate adjustmentb	N/A	N/A	(20)	N/A	N/A	8
Consolidated FCX	$1,347	40%c	$542	$1,935	34%	$658

	Six Months Ended June 30,
	2009			2008
			Income Tax			Income Tax
	Income	Effective	Provision	Income	Effective	Provision
	(Loss)a	Tax Rate	(Benefit)	(Loss)a	Tax Rate	(Benefit)
U.S.	$(318)	(2)%	$5	$1,291	23%	$298
South America	694	32%	221	1,838	33%	608
Indonesia	1,759	43%	749	1,053	42%	444
Africa	(86)	30%	(26)	-	N/A	-
Eliminations and other	(175)	N/A	(56)	(20)	N/A	19
Annualized rate adjustmentb	N/A	N/A	(20)	N/A	N/A	18
Consolidated FCX	$1,874	47%c	$873	$4,162	33%	$1,387

a.	Represents income (loss) by geographic location before income taxes and equity in affiliated companies’ net earnings.
b.	In accordance with applicable accounting rules, FCX adjusts its interim provision for income taxes to equal its estimated annualized tax rate.
c.
FCX’s estimated consolidated effective tax rate for 2009 will vary with commodity price changes and the mix of income from international and U.S. operations.  Following is a summary of FCX’s estimated annual consolidated effective tax rate using projected sales volumes and based on various commodity price assumptions for the second half of 2009.  Quarterly effective tax rates may vary depending on the mix of income for the quarterly period.

			Estimated
Copper	Gold	Molybdenum	Effective
(per pound)	(per ounce)	(per pound)	Tax Rate
$1.75	$900	$8	53%
$2.25	$900	$8	45%
$2.75	$900	$8	42%

XXII

FREEPORT-McMoRan COPPER & GOLD INC.
BUSINESS SEGMENTS

In third-quarter 2008, FCX revised its presentation of the operating divisions to better reflect management’s view of the consolidated FCX operations.  For comparative purposes, FCX has revised the business segments disclosures for the three-month and six-month periods ended June 30, 2008, to conform with the current period presentation.

FCX has organized its mining operations into five primary divisions – North America copper mines, South America copper mines, Indonesia mining, Africa mining and Molybdenum operations.  Notwithstanding this structure, FCX internally reports information on a mine-by-mine basis.  Therefore, in accordance with Statement of Financial Accounting Standards (SFAS) No. 131, “Disclosures about Segments of an Enterprise and Related Information,” FCX concluded that its operating segments include individual mines.  Operating segments that meet certain SFAS No. 131 thresholds are reportable segments.  In accordance with this guidance, beginning in first-quarter 2009, the Sierrita mine is no longer a reportable segment.  Further discussion of the reportable segments included in FCX’s primary operating divisions, as well as FCX’s other reportable segments – Rod & Refining and Atlantic Copper Smelting & Refining – follows.

North America Copper Mines.  FCX currently has five operating copper mines in North America – Morenci, Sierrita, Bagdad, Safford, and Tyrone.  The North America mines division includes the Morenci copper mine as a reportable segment.  Other North America copper mines include FCX’s other southwestern U.S. copper mines including mines on care-and-maintenance status.  In addition to copper, the Sierrita and Bagdad mines produce molybdenum concentrates as a by-product.

South America Copper Mines.  FCX has four operating copper mines in South America – Cerro Verde in Peru, and Candelaria, Ojos del Salado and El Abra in Chile.  The South America copper mines division includes the Cerro Verde copper mine as a reportable segment.  Other South America copper mines include FCX’s Chilean copper mines.  In addition to copper, the Candelaria and Ojos del Salado mines produce gold and silver as by-products.

Indonesia.  Indonesia mining includes PT Freeport Indonesia’s Grasberg minerals district.  PT Freeport Indonesia produces copper concentrates, which contain significant quantities of gold and silver.

Africa.  Africa mining includes the Tenke Fungurume copper and cobalt mining concessions in the Katanga province of the Democratic Republic of Congo.  The first copper cathode was sold in May 2009 as the project has entered the commissioning and start-up phase.

Molybdenum.  The Molybdenum segment includes the Henderson molybdenum mine in Colorado and related conversion facilities.  The Molybdenum segment also includes a sales company that purchases and sells molybdenum from the Henderson mine as well as from the North and South America copper mines that produce molybdenum as a by-product.

Rod & Refining.  The Rod & Refining segment consists of copper conversion facilities located in North America, including a refinery, three rod mills and a specialty copper products facility.  This segment processes copper produced at FCX’s North America mines and purchased copper into copper cathode, rod and custom copper shapes.  At times this segment refines copper and produces copper rod and shapes for customers on a toll basis.

Atlantic Copper Smelting & Refining.  Atlantic Copper, FCX’s wholly owned smelting unit in Spain, smelts and refines copper concentrates and markets refined copper and precious metals in slimes.

Intersegment Sales.  Intersegment sales between FCX’s operations are based on similar arms-length transactions with third parties at the time of the sale.  Intersegment sales may not be reflective of the actual prices ultimately realized because of a variety of factors, including additional processing, timing of sales to unaffiliated customers and transportation premiums.

Allocations.  FCX allocates certain operating costs, expenses and capital expenditures to the operating divisions and individual segments.  However, not all costs and expenses applicable to a mine or operation are allocated.  All U.S. federal and state income taxes are recorded and managed at the corporate level, whereas foreign income taxes are recorded and managed at the applicable mine or operation.  In addition, most exploration and research activities are managed at the corporate level, and those costs along with some selling, general and administrative costs are not allocated to the operating divisions or segments.  Accordingly, the following segment information reflects management determinations that may not be indicative of what the actual financial performance of each operating division or segment would be if it was an independent entity.

XXIII

FREEPORT-McMoRan COPPER & GOLD INC.
BUSINESS SEGMENTS
(continued)

(In millions)	North America Copper Mines			South America Copper Mines			Indonesia		Africa
													Atlantic
													Copper	Corporate,
		Other		Cerro	Other						Molyb-	Rod &	Smelting	Other &	FCX
Three Months Ended June 30, 2009	Morenci	Mines	Total	Verde	Mines	Total	Grasberg		Tenke		denum	Refining	& Refining	Eliminations	Total
Revenues:
Unaffiliated customers	$18	27	45	342	465	807	1,430	a	57		186	741	415	3	3,684
Intersegment	234	424	658	70	7	77	180		-		-	6	-	(921)	-
Production and delivery	144	317	461	153	213	366	415		92	b	162	743	419	(849)	1,809
Depreciation, depletion and amortization	34	30	64	40	29	69	78		14		13	2	9	7	256
Selling, general and administrative expenses	-	-	-	-	-	-	22		-		3	-	5	59	89
Exploration and research expenses	-	-	-	-	-	-	-		-		-	-	-	24	24
Restructuring charges	2	-	2	-	(6)	(6)	-		-		-	-	-	2	(2)
Operating income (loss)	$72	104	176	219	236	455	1,095		(49)		8	2	(18)	(161)	1,508

Interest expense, net	$1	4	5	-	-	-	-		3		-	-	1	149	158
Provision for (benefit from) income taxes	$-	-	-	67	70	137	461		(25)		-	-	-	(31)	542
Total assets at June 30, 2009	$2,022	4,023	6,045	4,016	2,535	6,551	5,312		3,160		1,750	292	842	672	24,624
Capital expenditures	$5	23	28	33	4	37	73		207		16	3	6	5	375

Three Months Ended June 30, 2008
Revenues:
Unaffiliated customers	$123	106	229	645	639	1,284	811	a	-		715	1,675	724	3	5,441
Intersegment	502	840	1,342	64	80	144	205		-		-	8	-	(1,699)	-
Production and delivery	303	416	719	207	255	462	439		9		421	1,677	698	(1,709)	2,716
Depreciation, depletion and amortization	80	107	187	46	81	127	48		1		69	1	9	20	462
Lower of cost or market inventory adjustments	-	4	4	-	-	-	-		-		-	-	-	-	4
Selling, general and administrative expenses	-	-	-	-	-	-	47		-		5	-	6	68	126
Exploration and research expenses	-	-	-	-	-	-	-		-		1	-	-	79	80
Operating income (loss)	$242	419	661	456	383	839	482		(10)		219	5	11	(154)	2,053

Interest expense, net	$-	2	2	1	(2)	(1)	2		-		-	1	2	134	140
Provision for income taxes	$-	-	-	154	121	275	205		-		-	-	-	178	658
Goodwill at June 30, 2008	$1,912	2,299	4,211	763	366	1,129	-		2		703	-	-	3	6,048
Total assets at June 30, 2008	$7,029	12,057	19,086	5,247	4,967	10,214	4,066		1,952		4,156	605	1,059	1,210	42,348
Capital expenditures	$82	70	152	45	58	103	108		241		32	1	7	11	655

a. Includes PT Freeport Indonesia’s sales to PT Smelting totaling $563 million in second-quarter 2009 and $356 million in second-quarter 2008.
b. Includes charges totaling $49 million associated with Tenke Fungurume’s project start-up costs.

XXIV

FREEPORT-McMoRan COPPER & GOLD INC.
BUSINESS SEGMENTS
(continued)

(In millions)	North America Copper Mines			South America Copper Mines			Indonesia		Africa
													Atlantic
													Copper	Corporate,
		Other		Cerro	Other						Molyb-	Rod &	Smelting	Other &	FCX
Six Months Ended June 30, 2009	Morenci	Mines	Total	Verde	Mines	Total	Grasberg		Tenke		denum	Refining	& Refining	Eliminations	Total
Revenues:
Unaffiliated customers	$39	50	89	588	803	1,391	2,350	a	57		332	1,354	707	6	6,286
Intersegment	446	786	1,232	147	48	195	382		-		-	12	-	(1,821)	-
Production and delivery	334	680	1,014	302	431	733	765		108	b	281	1,357	712	(1,599)	3,371
Depreciation, depletion and amortization	70	69	139	75	59	134	143		17		22	4	17	12	488
Lower of cost or market inventory adjustments	-	-	-	-	-	-	-		-		19	-	-	-	19
Selling, general and administrative expenses	-	-	-	-	-	-	40		-		7	-	7	97	151
Exploration and research expenses	-	-	-	-	-	-	-		-		-	-	-	54	54
Restructuring and other chargesc	26	(2)	24	-	-	-	-		-		(1)	(2)	-	2	23
Operating income (loss)	$55	89	144	358	361	719	1,784		(68)		4	7	(29)	(381)	2,180

Interest expense, net	$2	6	8	-	1	1	1		3		-	-	2	274	289
Provision for (benefit from) income taxes	$-	-	-	114	107	221	749		(26)		-	-	-	(71)	873
Capital expenditures	$34	66	100	70	41	111	128		458		60	6	12	19	894

Six Months Ended June 30, 2008
Revenues:
Unaffiliated customers	$257	217	474	1,257	1,500	2,757	1,698	a	-		1,434	3,355	1,389	6	11,113
Intersegment	966	1,627	2,593	181	97	278	370		-		-	16	-	(3,257)	-
Production and delivery	582	782	1,364	369	525	894	838		12		881	3,353	1,349	(3,254)	5,437
Depreciation, depletion and amortization	161	210	371	89	168	257	93		2		108	3	18	28	880
Lower of cost or market inventory adjustments	-	5	5	-	-	-	-		-		-	-	-	-	5
Selling, general and administrative expenses	-	-	-	-	-	-	84		-		11	-	14	101	210
Exploration and research expenses	-	-	-	-	-	-	-		-		1	-	-	131	132
Operating income (loss)	$480	847	1,327	980	904	1,884	1,053		(14)		433	15	8	(257)	4,449

Interest expense, net	$1	5	6	2	(2)	-	3		-		-	2	6	288	305
Provision for income taxes	$-	-	-	327	281	608	444		-		-	-	-	335	1,387
Capital expenditures	$159	144	303	62	104	166	223		384		44	4	12	27	1,163

a. Includes PT Freeport Indonesia’s sales to PT Smelting totaling $826 million in the first six months of 2009 and $820 million in the first six months of 2008.
b. Includes charges totaling $49 million associated with Tenke Fungurume’s project start-up costs.
c. The following table summarizes restructuring and other charges:

Restructuring charges	$25	4	29	-	-	-	-		-		1	-	-	2	32
Special retirement benefits and curtailments	1	(6)	(5)	-	-	-	-		-		(2)	(2)	-	-	(9)
Restructuring and other charges	$26	(2)	24	-	-	-	-		-		(1)	(2)	-	2	23

XXV